                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SUIZA FOODS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               [SUIZA FOODS LOGO]

                             SUIZA FOODS CORPORATION




                              2001 PROXY STATEMENT

                            NOTICE OF ANNUAL MEETING

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

You are invited ...........................................................    2

Notice of Stockholders' Meeting ...........................................    3

Questions and Answers: ....................................................    4

Why did I receive this proxy statement? ...................................    4

I received more than one proxy statement. Why? ............................    4

What will occur at the annual meeting? ....................................    4

How many votes are necessary to re-elect the nominees for director? .......    5

What if a nominee is unwilling or unable to stand for re-election? ........    5

How many votes are necessary to approve the proposed increase in the number of shares of common stock issuable under our Employee
Stock Purchase Plan? ......................................................    5

How do I vote if I do not plan to attend the annual meeting? ..............    5

How many votes are necessary to ratify the selection of Deloitte
& Touche LLP as independent auditor? ......................................    6

What if I want to change my vote? .........................................    6

How do I raise an issue for discussion or vote at the annual meeting? .....    6

What if I do not vote? ....................................................    7

How much will this solicitation cost and who will pay for it? .............    7

Where can I find the voting results of the meeting? .......................    8

More About the Proposals: .................................................    9

Proposal One: Re-election of directors ....................................    9

Proposal Two: Increase in shares issuable under Employee Stock
Purchase Plan .............................................................   10

Proposal Three: Ratification of selection of independent auditor ..........   12

Other Information You Need to Make an Informed Decision: ..................   13

Who is on our Board of Directors? .........................................   13

What are the committees of our Board and who serves on those
committees? ...............................................................   14

Reports to you from our Board committees ..................................   16

How are Board members paid? ...............................................   19

Who are our executive officers? ...........................................   19

How are our executive officers paid? ......................................   21

What other relationships do we have with our officers and directors? ......   23

How much stock do our executive officers and directors own? ...............   26

How has our stock performed? ..............................................   27

Appendix A: ...............................................................  A-1

Audit Committee Charter ...................................................  A-1

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YOU ARE INVITED
--------------------------------------------------------------------------------

Dear Fellow Stockholders,                                          April 6, 2001

We hope that you will come to our annual stockholders' meeting on Thursday, May 17, 2001.

As you will see in the accompanying Annual Report and other materials included in this packet, 2000 was a significant year for our company and 2001 promises to be equally exciting. At the annual meeting, after we vote on the proposals described in this proxy statement, we will present a brief report on our accomplishments since the beginning of 2000, as well as an overview of our plans for the rest of this year and beyond.

As always, we will conclude the meeting by inviting you to ask questions and make comments.

We look forward to seeing you at this year's meeting.

Sincerely,

/s/ GREGG L. ENGLES

Gregg L. Engles
Chairman of the Board and
Chief Executive Officer


2000 HIGHLIGHTS:

o    Increased net sales by approximately 28%

o    Increased diluted EPS by approximately 22%*

o Completed the acquisition of Southern Foods Group, the third largest dairy processer in the United States, as well as 6 other acquisitions

o Formed strategic partnership with Hershey Foods to manufacture dairy products under the Hershey(R)'s brand and completed initial product launch

o    Introduced SunSoy(R) line of soy milk

o Led the development & formation of Dairy.com, the first online vertical exchange focused on bringing together farmers, farm cooperatives, processors and manufactures

* Before nonrecurring plant closing and other costs, litigation settlement costs, extraordinary loss from early extinguishment of debt, extraordinary gain from interest rate derivatives and from the sale of discontinued operations and loss from discounted operations, all net of applicable taxes.

                                     [PHOTO]

--------------------------------------------------------------------------------
NOTICE OF STOCKHOLDERS' MEETING
--------------------------------------------------------------------------------

We will hold this year's annual stockholders' meeting on Thursday, May 17, 2001 at 10:00 am. Like last year, we will hold the meeting at the Dallas Museum of Art, Horchow Auditorium, 1717 North Harwood, Dallas, Texas 75201.

At the meeting, we will ask you to consider and vote on the following proposals recently adopted by our Board of Directors:

     o a proposal to re-elect Alan J. Bernon, Gregg L. Engles, Joseph S. Hardin, Jr. and P. Eugene Pender as members of our Board of Directors,

     o a proposal to increase the number of shares of common stock issuable under our 1997 Employee Stock Purchase Plan from 250,000 shares to 500,000 shares, and

     o a proposal to ratify our Board of Directors' selection of Deloitte & Touche LLP as our independent auditor for 2001.

We will also discuss and take action on any other business that is properly brought before the meeting. If you were a stockholder on March 19, 2001, you are entitled to vote on the proposals to be considered at this year's meeting.

By order of the Board of Directors,
Sincerely,

/s/ MICHELLE P. GOOLSBY

Michelle P. Goolsby
Executive Vice President,
Chief Administrative Officer,
General Counsel and Corporate Secretary

--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

WHY DID I RECEIVE THIS PROXY STATEMENT?

On April 25, 2001, we began mailing this proxy statement to everyone who was a stockholder of our company on March 19, 2001. One purpose of this proxy statement is to let our stockholders know when and where we will hold our annual stockholders' meeting.

More importantly, this proxy statement

     o includes detailed information about the matters that will be discussed and voted on at the meeting, and

     o provides updated information about our company that you should consider in order to make an informed decision at the meeting.

I RECEIVED MORE THAN ONE PROXY STATEMENT. WHY?

If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy that you received.

WHAT WILL OCCUR AT THE ANNUAL MEETING?

First we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be "present" at the meeting if the stockholder

     o    is present in person, or

     o is not present in person but has voted by proxy card, telephone or internet prior to the meeting.

According to our Bylaws, holders of at least 13,727,933 shares (which is a majority of the shares of our common stock outstanding on March 19, 2001) must be present at this year's meeting in order to conduct the meeting.

Our common stock was the only class of stock outstanding on March 19, 2001. As of that date, there were 27,455,865 shares of common stock outstanding.

If holders of fewer than 13,727,933 shares are present at the meeting, we will reschedule the meeting. The new meeting date will be announced at the meeting. If enough stockholders are present at the meeting to conduct business, then we will vote on

     o a proposal to re-elect Alan J. Bernon, Gregg L. Engles, Joseph S. Hardin, Jr. and P. Eugene Pender as members of our Board of Directors,

     o a proposal to increase the number of shares of common stock issuable under our 1997 Employee Stock Purchase Plan from 250,000 shares to 500,000 shares, and

     o a proposal to ratify our Board of Directors' selection of Deloitte & Touche LLP as our independent auditor for 2001.

On each proposal, you are entitled to one vote for each share of stock that you owned on March 19, 2001. Cumulative voting is not permitted.

Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote on the proposals and recommends that you vote FOR each of the proposals.

--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

After each proposal has been voted on at the meeting we will discuss and take action on any other matter that is properly brought before the meeting. Also, some of our officers will report on our recent financial results and our current operations.

HOW MANY VOTES ARE NECESSARY TO RE-ELECT THE NOMINEES FOR DIRECTOR?

The four nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a "plurality."

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO STAND FOR RE-ELECTION?

Each of the persons nominated for re-election has agreed to stand for re-election. However, if unexpected events arise which cause one or more of them to be unable to stand for re-election, then either

     o the Board of Directors can vote at the meeting to reduce the size of the Board of Directors, or

     o the Board of Directors may, during the meeting, nominate another person for director.

It is important for you to understand that if our Board of Directors nominates someone at the meeting, the person to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for the candidate of his or her choice.

HOW MANY VOTES ARE NECESSARY TO APPROVE THE PROPOSED INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER OUR EMPLOYEE STOCK PURCHASE PLAN?

The holders of a majority of the shares having voting power present at the meeting (in person or by proxy) must vote for this proposal in order for it to pass. On this proposal, you may vote "for," "against" or "abstain." If you "abstain," your ballot will have the practical effect of a vote against the matter, because abstaining shares are counted as shares with voting power present at the meeting. The New York Stock Exchange requires, in order for shares issued under the plan to be listed on the New York Stock Exchange, that over 50% of all shares entitled to vote on this proposal must cast a vote on this proposal. For purposes of the New York Stock Exchange requirement, "abstaining" is a form of voting.

HOW DO I VOTE IF I DO NOT PLAN TO ATTEND THE ANNUAL MEETING?

There are three ways to vote, in addition to voting in person at the meeting. You may either

     o mark your selections on the enclosed proxy card; date and sign the card; and return the card in the enclosed envelope, or

     o dial 1-888-215-9330; enter your control number (found on your proxy card) and follow the voice prompts, or

--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

     o go to website www.computershare.com/us/proxy; enter your control number and follow the simple instructions on the screen.

We encourage you to vote now (by mail, telephone or internet) even if you plan to attend the meeting in person.

If your shares are in a brokerage account you may receive different voting instructions from your broker.

Please understand that voting by any means other than voting in person at the meeting has the effect of appointing Gregg Engles, our Chairman of the Board and Chief Executive Officer, and Michelle Goolsby, our Executive Vice President, Chief Administrative Officer and General Counsel, as your proxies. They will be required to vote on the three proposals described in this proxy statement exactly as you have voted.

However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Engles and Ms. Goolsby will be authorized to use their discretion to vote on such issues on your behalf.

If you sign your proxy card, but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

HOW MANY VOTES ARE NECESSARY TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR?

The Board of Directors has responsibility for selection of our independent auditor. Stockholder ratification is not required. However, the Board of Directors is soliciting your opinion regarding the selection of Deloitte & Touche LLP. The Board of Directors plans to take your opinion into account in selecting our independent auditor for 2002.

WHAT IF I WANT TO CHANGE MY VOTE?

You can revoke your vote on a proposal at any time before the meeting for any reason. To revoke your proxy before the meeting, either

     o write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, Texas 75201, or

     o vote again, either by telephone or internet (the last vote before the meeting begins will be counted).

You may also come to the meeting and change your vote in writing or orally.

HOW DO I RAISE AN ISSUE FOR DISCUSSION OR VOTE AT THE ANNUAL MEETING?

According to our bylaws, if a stockholder wishes to present a proposal for consideration at an annual meeting, he or she must send written notice of the proposal by certified mail to our Corporate Secretary by no later than March 1 of the year of the meeting. We have not received notice of any stockholder proposals to be presented at this year's meeting.

If you would like your proposal to be included in next year's proxy statement, you must submit it to our Corporate Secretary in writing by no later than December 31, 2001. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission.

--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

You may write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, TX 75201.

According to our bylaws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the meeting (whether in person or by proxy).

If a stockholder raises a matter at the meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

WHAT IF I DO NOT VOTE?

If your shares are in a brokerage account and you do not vote, your brokerage firm could

     o    vote for you, if it is permitted by the New York Stock Exchange, or

     o    leave your shares unvoted.

Generally, New York Stock Exchange rules will

     o permit your broker to vote for you on our proposals regarding the election of directors and the ratification of Deloitte & Touche LLP, and

     o prohibit your broker from voting for you on our proposal to increase the number of shares issuable under our Employee Stock Purchase Plan.

If you do not vote and your broker returns a ballot on your behalf, your broker's vote will most likely be deemed a "broker non-vote" on the proposal to increase the number of shares issuable under our Employee Stock Purchase Plan. Broker non-votes will be counted as "present" at the meeting for purposes of determining whether enough stockholders are "present" to conduct business at the meeting. However, broker non-votes will be deemed not to be "shares having voting power." Since our proposal to increase the number of shares issuable under our Employee Stock Purchase Plan requires a "yes" vote from the holders of a "majority of the shares having voting power present at the meeting," broker non-votes will have no practical effect on the outcome of the proposal.

HOW MUCH WILL THIS SOLICITATION COST, AND WHO WILL PAY FOR IT?

We have engaged Corporate Investor Communications, Inc. to assist in the distribution of proxy materials and the solicitation of votes. In addition, certain of our officers may solicit proxies by mail, telephone, fax or e-mail. We will pay Corporate Investor Communications a fee of $6,500, plus $4 per holder contacted, a $300 set-up fee and out-of-pocket expenses. We will also pay all other costs associated with this proxy statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001. We will file that report with the Securities and Exchange Commission in mid-August of this year, and you can get a copy by contacting either our Investor Relations office (214/303-3400) or the Securities and Exchange Commission at 800/SEC-0330 or www.sec.gov.

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MORE ABOUT THE PROPOSALS
--------------------------------------------------------------------------------

PROPOSAL ONE: RE-ELECTION OF DIRECTORS

This year's nominees for re-election to the Board of Directors are:

GREGG L. ENGLES - Director since October 1994

[PHOTO]

Mr. Engles, age 43, has served as Chairman of our Board of Directors and as our Chief Executive Officer since October 1994. Prior to the formation of our company, he served as Chairman of the Board and Chief Executive Officer of certain predecessors to our company. He currently serves on the Board of Directors of Evercom, Inc., an independent provider of inmate telecommunication services which has issued publicly traded notes.

ALAN J. BERNON - Director since August 1997

[PHOTO]

Mr. Bernon, age 46, serves as Chief Operating Officer of the Northeast Region of our Dairy Group. He was elected to our Board in connection with our acquisition of Garelick Farms. From September 1985 until July 1997, he served as President of the Garelick Companies.

JOSEPH S. HARDIN, JR. - Director since May 1998

[PHOTO]

Mr. Hardin, age 55, served as Chief Executive Officer of Kinko's, Inc. from May 1997 until his retirement in January 2001. From 1986 to April 1997, he held a variety of positions with increasing responsibility at Wal-Mart Stores, Inc., ultimately as an Executive Vice President and as the President and Chief Executive Officer of SAM's Club, the wholesale division of Wal-Mart Stores, Inc.

P. EUGENE PENDER - Director since October 1994

[PHOTO]

Mr. Pender, age 70, served as Vice President and Controller of The Southland Corporation until his retirement in December 1987. After his retirement, he served as a consultant to The Southland Corporation until March 1991.

Mssrs. Engles, Bernon, Hardin and Pender were unanimously nominated for re-election by our Board of Directors. They have each consented to be re-elected as members of our Board of Directors.

Our Board of Directors recommends that you vote FOR Mr. Engles, Mr. Bernon, Mr. Hardin and Mr. Pender.

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MORE ABOUT THE PROPOSALS
--------------------------------------------------------------------------------

PROPOSAL TWO: INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER OUR EMPLOYEE STOCK PURCHASE PLAN FROM 250,000 SHARES TO 500,000 SHARES

REASONS FOR THE PROPOSAL

The purpose of our Employee Stock Purchase Plan is to allow our employees to purchase our stock at a discount through regular, voluntary payroll deductions. We believe that when our employees own stock in our company, they are motivated to promote our success. We also believe that allowing our employees to purchase stock at a discount is a meaningful benefit to our employees and helps us to attract and retain the best available personnel.

As a result of the significant growth that we have experienced in recent years, the number of shares currently available for purchase under the plan is substantially less than was anticipated at the time the plan was adopted. As of March 19, 2001, 130,175 shares had been purchased under the plan and 119,825 shares remained available for purchase under the plan.

Our Board of Directors believes that the number of shares reserved for issuance under the plan should be increased from 250,000 shares to 500,000 shares in order to ensure that sufficient shares are available under the plan to reward and motivate existing employees and to attract new employees in the future.

ABOUT OUR EMPLOYEE STOCK PURCHASE PLAN:

     o All full-time employees of Suiza Foods Corporation and its subsidiaries who have been employed by the company for at least 60 days (and who own less than 5% of our outstanding stock) are entitled to participate in the plan. Participation is entirely voluntary, and we make no recommendations to employees as to whether they should or should not participate in the plan.

     o As of March 19, 2001, 1,904 of our employees were enrolled in the plan.

     o Each employee may contribute a minimum of 1% and a maximum of 15% of his or her base compensation toward purchases of stock under the plan; provided that no employee may purchase stock under the plan during any year with a fair market value (measured at the time of purchase) of greater than $25,000.

     o Employee contributions are made through regular payroll deductions, net of tax and other withholdings. On the last day of each month, the employees' contributed funds are applied toward the purchase of newly-issued stock.

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MORE ABOUT THE PROPOSALS
--------------------------------------------------------------------------------

     o The purchase price for each share of stock purchased under the plan is 85% of the closing sales price of our common stock on the date of purchase. No fees or commissions are charged for the purchase of common stock by employees under the plan. Fees and commissions charged by the plan broker upon the sale of stock purchased under the plan are paid by the employee.

     o We have appointed E*Trade Securities, Inc. as broker for the plan. Shares purchased for employees each month are immediately transferred to individual accounts maintained for employees at E*Trade.

     o Shares purchased under the plan are immediately vested and, therefore, once shares are deposited into an employee's account, the shares can be sold at any time.

     o    The plan is administered internally by us.

     o The Compensation Committee of our Board of Directors has the right to amend or terminate the plan at any time, except that any amendment requiring stockholder consent under applicable law, rule or regulation cannot be made unless stockholder consent is obtained.

     o Unless earlier terminated by the Compensation Committee of our Board of Directors, the plan will automatically terminate on the earlier of June 30, 2007, or when the number of shares reserved for issuance under the plan is exhausted.

     o The plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, and is administered accordingly. Under Section 423, an employee who holds his or her stock for at least two years from the time of purchase will avoid having to recognize as ordinary compensation income the difference between the fair market value of the stock on the date of purchase and the price actually paid for the stock by the employee.

Our Board of Directors recommends a vote FOR the proposal to increase the number of shares of common stock issuable under our Employee Stock Purchase Plan.

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MORE ABOUT THE PROPOSALS
--------------------------------------------------------------------------------

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, has selected Deloitte & Touche LLP to serve as our independent auditor for the 2001 fiscal year and is soliciting your ratification of that selection.

Your ratification of our Board of Directors' selection of Deloitte & Touche LLP is not necessary because our Board of Directors has responsibility for selection of our independent auditor. However, the Board of Directors will take your vote on this proposal into consideration when selecting our independent auditor in the future.

The Audit Committee of our Board of Directors has responsibility for overseeing our financial reporting and audit process. See page 15 of this proxy statement for further information about the responsibilities of our Audit Committee, and page 16 for an important report by the Audit Committee.

Our Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as our Independent auditor for 2001.

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OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
--------------------------------------------------------------------------------

WHO IS ON OUR BOARD OF DIRECTORS?

In addition to our four directors proposed for re-election, the following persons currently serve on our Board of Directors:

PETE SCHENKEL - Vice Chairman of the Board, Director since January 2000

[PHOTO]

Mr. Schenkel, age 65, joined our company in January 2000 as Vice Chairman of our Board of Directors and President of Suiza Dairy Group, our joint venture with Dairy Farmers of America. Suiza Dairy Group, of which we own 66.2%, owns all of our U.S. fluid dairy operations. Mr. Schenkel was elected to our Board pursuant to an agreement we made with Dairy Farmers of America in connection with the formation of our joint venture. From 1959 to December 31, 1999, he served in various capacities at Southern Foods Group (which is now a part of Suiza Dairy Group), including Chairman of the Board and Chief Executive Officer from 1994 through 1999, and President from 1987 to 1994. His term will expire in 2003.

HECTOR M. NEVARES - Vice Chairman of the Board, Director since October 1994

[PHOTO]

Mr. Nevares, age 50, was President of Suiza Dairy (Puerto Rico) from June 1983 until September 1996, having served in additional executive capacities at Suiza Dairy (Puerto Rico) since June 1974. In September 1996, Mr. Nevares became Vice Chairman of our Board of Directors. He served as a consultant for us from March 1998 until April 2000. He is also a director of First Bank P.R. (FBP) in San Juan, Puerto Rico. His term will expire in 2003.

TOM DAVIS - Director since March 2001

[PHOTO]

Mr. Davis, age 52, has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March of this year. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly DLJ) from March 1984 to February 2001. In this position, he worked with several large private equity firms, in addition to a variety of public and private companies, including companies in the broadcast and telecommunications, energy, food service and processing and retailing industries. His term will expire in 2002.

STEPHEN L. GREEN - Director since October 1994

[PHOTO]

Mr. Green, age 50, has served as a general partner of Canaan Capital Partners, L.P., the general partner of Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership, C.V., former principal stockholders of Suiza Foods Corporation, since November 1991. From October 1985 until November 1991, Mr. Green served as Managing Director of GE Capital's Corporate Finance Group. Mr. Green also serves on the Board of Directors of Advance PCS, a public company. His term will expire in 2002.

--------------------------------------------------------------------------------
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
--------------------------------------------------------------------------------

JOHN R. MUSE - Director since November 1997

[PHOTO]

Mr. Muse, age 50, is co-founder, Chief Operating Officer and a partner of Hicks, Muse, Tate & Furst Incorporated. Prior to the formation of Hicks, Muse, Tate & Furst in 1989, Mr. Muse headed the investment/ merchant banking activities of Prudential Securities for the southwest region of the United States from 1984 to 1989. In addition to serving on our Board of Directors, he also serves on the Boards of Sunrise Television Corp., LIN Television Corporation, Microtune and Viatel, each of which has publicly traded securities. Mr. Muse was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997. His term will expire in 2002.

JIM L. TURNER - Director since November 1997

[PHOTO]

Mr. Turner, age 55, has served as the Chairman, President and Chief Executive Officer of Dr. Pepper Holdings, Inc. and Dr. Pepper Bottling Company of Texas since 1985. Mr. Turner was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997. His term will expire in 2003.

WHAT ARE THE COMMITTEES OF OUR BOARD OF DIRECTORS AND WHO SERVES ON THOSE COMMITTEES?

The chart below lists all of the committees of our Board of Directors, and indicates who serves on those committees and how many times each committee met during 2000.

BOARD MEMBER            AUDIT     COMPENSATION     EXECUTIVE     NOMINATING    STOCK OPTION
------------            -----     ------------     ---------     ----------    ------------
Bernon                                                 *
Engles                                                 *
Green                     *            *                                             *
Hardin                                 *                              *              *
Nevares                                                *
Pender                   **           **                             **             **
Turner                    *                                           *
Meetings in 2000          4            1               0              0              1

** Chairman



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Set forth below are brief descriptions of the responsibilities of our Board committees.

AUDIT COMMITTEE: Our Audit Committee, which is composed entirely of non-employee directors (who meet the standard of "independence" required by Sections 303.01
(B) (2) (a) and (3) of the New York Stock Exchange's listing standards), is charged with the duties of assuring that proper guidelines are established for the dissemination of financial information; meeting periodically with, and reviewing recommendations of, our independent and internal auditors; meeting periodically with management with respect to our system of internal controls and accounting systems; determining that no restrictions are placed on the scope of the examination of the financial statements by the independent auditor; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board of Directors. The Committee also recommends to the Board of Directors the appointment of our independent auditor. The independent auditor has direct access to the Audit Committee and may discuss any matters that arise in connection with its audit, the maintenance of internal controls and any other matters relating to our financial affairs. The Committee may authorize the independent auditor to investigate any matters that the Committee deems appropriate and may present its recommendations and conclusions to the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is appended to this proxy statement as Appendix A.

COMPENSATION COMMITTEE: Our Compensation Committee, which is also comprised entirely of non-employee directors, is responsible for recommending to the full Board the salary amounts for our Chief Executive Officer and each of our other executive officers and making the final determination regarding bonus arrangements to such persons. The Compensation Committee also acts in an advisory role on non-executive employee compensation.

EXECUTIVE COMMITTEE: The Executive Committee has limited powers to act on behalf of the Board of Directors when the Board of Directors is not in session. This committee meets only as needed.

NOMINATING COMMITTEE: The Nominating Committee determines qualifications for directors, and considers and recommends nominees for election as directors. The Nominating Committee will consider stockholder recommendations submitted in writing and addressed to our Corporate Secretary.

STOCK OPTION COMMITTEE: Our Stock Option Committee administers our stock option and restricted stock plan. The Stock Option Committee is also responsible for making the final determination regarding awards of stock options and restricted stock to our Chief Executive Officer, and acts in an advisory role in determining stock option grants to other executives and non-executive employees.



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REPORTS TO YOU FROM OUR BOARD COMMITTEES
REPORT OF THE AUDIT COMMITTEE

"Management of the company has primary responsibility for the company's financial statements and the reporting process, including the system of internal controls. The company's independent auditor has responsibility for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards in the United States and to issue a report thereon. The Audit Committee has general oversight responsibility to monitor and oversee these processes.

We have met with representatives of Deloitte & Touche and company management to review and discuss the company's audited consolidated financial statements for the year ended December 31, 2000. We have also discussed with Deloitte & Touche, and they have provided written disclosures to us, regarding (1) the matters required to be communicated under generally accepted auditing standards (Standard No. 61, Communication with Audit Committees), and (2) Deloitte & Touche's independence, as required by the Independence Standards Board (Standard No. 1, Independence Discussions with Audit Committees).

Deloitte & Touche has served as independent auditor for the company since its formation. Deloitte & Touche periodically changes the personnel who work on the audit. In addition to performing the audit of the company's consolidated financial statements, Deloitte & Touche also provides various other services to the company. The aggregate fees and reimbursable expenses billed to the company and its subsidiaries by Deloitte & Touche for 2000 are:

Audit Fees                                                            $1,969,000
Financial Information Systems
  Design & Implementation Fees                                        $3,438,000
All Other Fees*                                                       $5,695,000
                                                                      ----------

* "All Other Fees" includes fees billed for audit-related services of $3.88 million and non-audit services of $1.82 million. In 2000, audit-related services included fees for employee benefit plan audits, due diligence and related services on acquisitions, accounting consultations, internal audit consultations and work on SEC filings. Non-audit services included fees for tax consultations, tax preparation and other consulting on benefit plans and cash management systems.

The Audit Committee has reviewed summaries of the services provided by Deloitte & Touche and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche. Based on our review of these summaries, our discussions with management and the independent auditor, as described above, and the representations of management and the independent auditor, we have recommended to the Board of Directors that the audited consolidated financial statements be included in the company's annual report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

We have also recommended that Deloitte & Touche be selected as the company's independent auditor for 2001.



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Representatives of Deloitte & Touche will be present at the annual meeting to make a statement, if they choose, and to answer any questions you have.

This report is presented by:

Stephen L. Green
P. Eugene Pender
Jim L. Turner

Members of the Audit Committee"

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

"Our goals in setting compensation for our executive officers are

     o    to attract and retain highly capable executives,

     o to motivate the performance of executives in support of achievement of the company's strategic financial and operating performance objectives, and

     o    to reward performance that meets this standard.

In order to ensure that we are able to attract and retain the highest caliber management, we endeavor to ensure that total compensation is comparable to that offered by competitors for the company's management talent. In order to ensure that management's interests are aligned with those of shareholders and to motivate and reward individual initiative and effort, we have put an emphasis on performance-based compensation so that contribution to the company (or individual business units) as a whole, as well as the attainment of individual performance goals in some cases, is rewarded. Through the use of performance-based plans that emphasize attainment of company or business-unit goals, we seek to foster an attitude of teamwork, and the use of tools such as equity ownership is important to ensure that the efforts of management are consistent with the objectives of shareholders.

At present, the compensation of our chief executive officer and other executive officers consists of the following:

BASE SALARY: The base salary for Gregg Engles, the Chief Executive Officer, and for each of the other executive officers was determined after review of

     o publicly available information concerning the base salaries of executives with similar responsibilities in companies of comparable size in general industry and in the food industry,

     o    the responsibilities of each executive officer, and

     o the subjective evaluation of such officer's overall performance and contribution to the company.

ANNUAL INCENTIVE COMPENSATION: Year-end cash bonuses are designed to motivate Mr. Engles and the other executive officers to achieve annual financial and other goals based on the strategic, financial and operating performance objectives of the company. In conjunction with our review of the strategic and operating plans of the company, we have established target performance levels for the executive officers based either on the company's earnings per share, the performance of particular operating units over which



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the executive has control or on individual goals, or some combination thereof.
Bonus amounts were paid to the executive officers for 2000 based on target performance levels reached.

STOCK OPTIONS: The company's 1997 Restricted Stock and Stock Option Plan forms the basis of the company's long-term incentive plan for executive officers. We believe that a significant portion of executive compensation should be dependent on value created for the stockholders. Stock options are generally granted annually, with an exercise price of fair market value on the date of the grant. In selecting recipients for option grants and in determining the size of such grants, the Stock Option Committee considers various factors such as the long term incentives granted to executive officers in companies of comparable size in general industry and in the food industry, the earnings level of the company (or individual business units) and the contributions of the individual recipient to the company.

BENEFITS: Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to the company's and various benefits generally available to all employees of the company (such as health insurance).

Mr. Engles' base salary for 2000 was $880,000. His base salary for 2000 was fixed in late 1999, based on the criteria described above under the heading "Base Salary."

Mr. Engles' target bonus for 2000 was 100% of his base salary, with a potential range of 0% to 200% of his base salary, depending on the degree of attainment of budgeted earnings per share for 2000 set for the company in 1999. Mr. Engles' actual bonus earned for 2000 was $945,384. His 2000 bonus reflects the fact that in 2000 the company's earnings per share were slightly higher than the budgeted target.

In 2000, Mr. Engles received options to purchase 165,000 shares of common stock. In making this option grant, the Stock Option Committee considered the factors described in this report under the heading "Stock Options."

This Report By:

Stephen L. Green
Joseph S. Hardin, Jr.
P. Eugene Pender

Members of the Compensation Committee and the Stock Option Committee"

In setting compensation for 2000 and 2001, the Compensation Committee engaged Towers Perrin, and independent compensation consulting firm, to provide information concerning comparable compensation levels at other publicly held companies and other relevant information.



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HOW ARE BOARD MEMBERS PAID?

Employee directors receive no compensation for serving on the Board of Directors or its committees other than their normal salaries. Non-employee directors receive

     o    an annual grant of 7,500 immediately exercisable stock options,

     o    a $15,000 annual fee, payable quarterly in arrears,

     o    $1,000 for each meeting attended,

     o    $1,000 for each committee served on,

     o    $2,000 for chairing a committee, and

     o    reimbursement of travel expenses for attending meetings.

Non-employee directors may elect to receive their fees in shares of restricted common stock rather than in cash. If a director makes this election, he will receive shares with a value equal to 150% of the cash amount owed to him. 1/3 of the restricted shares vest on the date of grant; 1/3 vest on the first anniversary of the grant date; and the final 1/3 vest on the second anniversary of the grant date.

All of our non-employee directors elected to receive their fees earned during 2000 in shares of restricted stock rather than in cash.

Our Board of Directors held 4 regular and 2 special meetings in 2000, and acted 3 times by written consent.

WHO ARE OUR EXECUTIVE OFFICERS?

MIGUEL CALADO - Executive Vice President and President of International

Mr. Calado, age 45, joined us in September 1998 as Executive Vice President and President of International. Prior to joining us, he served in a number of senior executive positions at PepsiCo from 1983 until September 1998, most recently as Senior Vice President - Finance and Chief Financial Officer for Frito Lay International. Prior to joining PepsiCo in 1983, he served in various capacities at Samarco Mineracao, S.A. in Brazil.

GREGG L. ENGLES - Chairman of the Board and Chief Executive Officer

See Mr. Engles' biography on page 9.

BARRY A. FROMBERG - Executive Vice President and Chief Financial Officer

Mr. Fromberg, age 45, joined us in June 1998 as Executive Vice President and Chief Financial Officer. Prior to joining us, he served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc. from 1995 to 1998. He was Senior Vice President and Chief Financial Officer of Paging Network, Inc. from 1993 to 1995. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator from 1987 to 1993. From 1980 to 1987 he was Manager of Corporate Development for Comcast Corporation. Mr. Fromberg was a Senior Accountant with Coopers and Lybrand from 1977 to 1980.



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MICHELLE P. GOOLSBY - Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary

Ms. Goolsby, age 43, joined us in July 1998 as Executive Vice President, General Counsel and Corporate Secretary. In August 1999, she assumed the additional role of Chief Administrative Officer. From September 1988 until July 1998, Ms. Goolsby held various positions with the law firm of Winstead Sechrest & Minick. Prior to joining Winstead Sechrest & Minick, she held various positions with the Trammell Crow Company. Ms. Goolsby also serves on the Board of Directors of Horizon Organic Holding Company, in which we own a minority interest.

HERMAN "BING" GRAFFUNDER - President, Morningstar Foods

Mr. Graffunder, age 55, has served as President of Morningstar Foods since February 1999. He is also responsible for our Puerto Rico dairy operations. He joined us in February of 1998 as Senior Vice President, Operations. Prior to joining us, he was President of Authentic Specialty Foods and Chief Executive Officer of Calidad Foods from 1993 to January 1998. From 1990 to 1993, he served as President and Chief Operating Officer of Oak Farms Dairy and from 1984 to 1990, he served as division manager for several of The Southland Corporation's and The Morningstar Group. Inc.'s regional operations.

PETE SCHENKEL - President, Suiza Dairy Group

See Mr. Schenkel's biography on page 13.

Our Chief Operating Officers for our Dairy Group operating regions are:

RICK BEAMAN - Southwest region

Mr. Beaman, age 43, has served as Chief Operating Officer of our Southwest region since January 2000, when we formed that region in connection with our acquisition of Southern Foods. Prior to joining us, he worked in several positions at Southern Foods, including Executive Vice President during 1999, Vice President in 1997 and 1998, and general manager of Southern Foods' Oak Farms Dairy from 1991 to 1997. Prior to joining Southern Foods, he worked in various capacities at Borden, Inc. for 17 years.

ALAN J. BERNON - Northeast region

See Mr. Bernon's biography on page 9.

RICK FEHR - Southeast region

Mr. Fehr, age 49, has served as Chief Operating Officer of our Southeast region since February 1998. He joined us in November 1996 as Vice President of Operations. Prior to joining us, he served in various capacities with The Morningstar Group Inc. from 1988, including most recently Vice President of Operations.



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HOW ARE OUR EXECUTIVE OFFICERS PAID?

SUMMARY COMPENSATION TABLE

These were our most highly paid executive officers in 2000. These officers are referred to in this proxy statement as our "named executive officers."

                                                                                                                LONG TERM
                                                                                                               COMPENSATION
                                                                                                              ---------------
                                                                                        OTHER ANNUAL          OPTIONS GRANTED
NAME & PRINCIPAL POSITION                    YEAR       SALARY          BONUS           COMPENSATION            (IN SHARES)
-------------------------                    ----      --------         -----           ------------          ---------------
GREGG L. ENGLES                              2000      $880,000      $  945,384(1)       $164,341(1)               165,000
  Chairman of the Board &                    1999      $800,000      $  888,000(1)       $100,289(1)               147,000
  Chief Executive Officer                    1998      $765,355      $  572,985                                    120,000
PETE SCHENKEL                                2000      $575,000      $  662,895                                    114,500
  Vice Chairman of the Board                 1999(2)   $369,642      $1,423,008
  & President, Suiza Dairy Group             1998(2)   $369,435      $  602,818
HERMAN "BING" GRAFFUNDER                     2000      $400,000      $  380,538(3)       $  3,017(3)                46,000
  President, Morningstar Foods               1999      $334,615      $  274,050          $  1,812(4)                36,000
                                             1998      $175,129(4)   $   77,810(4)                                  30,000
RICK FEHR                                    2000      $380,000      $  361,511(5)       $ 62,868(5)                40,000
  Chief Operating Officer, Suiza             1999      $292,500      $  234,900          $ 40,533(5)                36,000
  Dairy Group, Southeast Region              1998      $250,000      $  170,000                                     15,000
ALAN BERNON                                  2000      $500,000      $  209,803                                     60,000
  Chief Operating Officer, Suiza             1999      $450,000      $  251,100(6)       $ 43,668(6)                36,000
  Dairy Group, Northeast Region              1998      $281,250      $  214,017                                     15,000

Notes to Summary Compensation Table:

1. Mr. Engles deferred 100% of his 2000 bonus pursuant to our Deferred Compensation Plan and used the entire amount to purchase 22,998 shares of our common stock. In 1999, he deferred $704,000 of his bonus and used $586,320 of that amount to purchase 15,833 shares of our common stock. The amounts shown in the "Other Annual Compensation" columns for 2000 and 1999 represent the 15% discount on shares purchased with deferred bonus.

2. Mr. Schenkel's compensation for 1999 and 1998 was paid by Southern Foods prior to our acquisition of that company effective January 1, 2000.

3. Mr. Graffunder deferred $57,081 of his 2000 bonus pursuant to our Deferred Compensation Plan and used $17,124 of that amount to purchase 422 shares of our common stock. The amount shown in the "Other Annual Compensation" column for 2000 represents the 15% discount on shares purchased with deferred bonus money.

4. Mr. Graffunder joined our company in February 1998. The amounts shown for 1998 are for the period from March 18 to December 31 of 1998. Mr. Graffunder deferred $41,108 of his bonus in 1999 and used $10,277 of that amount to purchase 286 shares of our common stock. The amount showed in the "Other Annual Compensation" column for 1999 represents the 15% discount on shares purchased with deferred bonus.



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5.   Mr. Fehr deferred 100% of his 2000 bonus and used the entire amount to purchase 8,794 shares of our common stock. In 1999, he deferred 100% of his bonus and used the entire amount to purchase 6,399 shares of our common stock. The amounts shown in the "Other Annual Compensation" columns for 1999 and 2000 represent the 15% discount on shares purchased with bonus money.

6. Mr. Bernon deferred his entire bonus in 1999 and used the entire amount to purchase 6,894 shares of our common stock. The amount shown in the "Other Annual Compensation" column for 1999 represents the 15% discount on shares purchased with deferred bonus.

OPTION GRANTS IN 2000 (TO NAMED EXECUTIVE OFFICERS)



                                                                                              POTENTIAL REALIZABLE
                         NO. OF         PERCENTAGE OF                                            VALUE AT ASSUME
                         SHARES         TOTAL OPTIONS                                         ANNUAL RATES OF STOCK
                       UNDERLYING        GRANTED TO         EXERCISE                            PRICE APPRECIATION
                        OPTIONS           EMPLOYEES          PRICE        EXPIRATION            FOR OPTION TERM(2)
                       GRANTED(1)        DURING 2000       ($/SHARE)         DATE               5%            10%
                       ----------       -------------      ---------      ----------         ------------------------
Gregg Engles             165,000            12.07%          $37.4375        1/04/10          $3,884,800    $9,844,846
Pete Schenkel            114,500             8.38%          $37.4375        1/04/10          $2,695,816    $6,831,726
Bing Graffunder           46,000             3.37%          $37.4375        1/04/10          $1,083,035    $2,774,624
Rick Fehr                 40,000             2.93%          $37.4375        1/04/10          $  941,770    $2,386,629
Alan Bernon               60,000             4.39%          $37.4375        1/04/10          $1,412,655    $3,579,944

Notes to Option Grant Table:

1. All vest as follows: 1/3 on first anniversary of grant, 1/3 on second anniversary of grant, and 1/3 on third anniversary of grant.

2. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

None of the named executive officers exercised any options during 2000.

CONTRACTS WITH NAMED EXECUTIVE OFFICERS

o We have entered into severance agreements with all of our named executive officers, except Mr. Bernon, pursuant to which we must

     o pay each of the named executive officers a lump sum of cash equal to 2 to 3 times his base annual salary plus his target bonus for the year in which the termination occurs, in addition to a gross-up payment to pay for any applicable excise taxes,

     o    continue the executive's insurance benefits for 2 years, and

     o    accelerate the vesting of all unvested options held by the executive



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if, in connection with or within 2 years after a "change in control" (as defined in the agreements) of our company

     o the named executive officer's employment is terminated by us or any successor of ours without "cause" (as defined in the agreements), or

     o the named executive officer's employment is terminated by the executive for "good reason" (as defined in the agreement).

Also, certain of these agreements provide that the officer has the right, at any time beginning on the first anniversary of a change in control and ending on the second anniversary of a change in control, to voluntarily terminate his employment for any reason and receive a cash payment in an amount equal to one-half of the executive's base annual salary plus one-half of his target bonus for the year in which the termination occurs. The agreements also contain

     o a covenant pursuant to which the executives have agreed not to compete with us for 2 years after termination,

     o a confidentiality provision pursuant to which the executives have agreed not to divulge any of our confidential information, and

     o agreements not to solicit any of our employees for 2 years after termination.

WHAT OTHER RELATIONSHIPS DO WE HAVE WITH OUR OFFICERS AND DIRECTORS?

o Some of our subsidiaries purchase a portion of their requirements for frozen concentrated orange juice from an entity in which Mr. Engles owns a limited partner interest. We have no written agreement with this supplier. All purchases are based on purchase orders. We monitor the market price for frozen concentrated orange juice and purchase the product from the supplier offering the lowest price, inclusive of all charges. We believe that the terms of the purchase orders are at least as favorable to us as could be obtained in an arm's length transaction with an unaffiliated third party. Our purchases from this supplier totaled approximately $133,216 during 2000.

o Effective January 1, 2000, we entered into a joint venture agreement with Dairy Farmers of America pursuant to which we and Dairy Farmers of America combined certain of our domestic fluid dairy operations into Suiza Dairy Group. Dairy Farmers of America received a 33.8% interest in the venture in exchange for the contribution of Southern Foods Group and for the contribution of its investments in certain other previously existing joint ventures with us. In connection with this transaction, the venture purchased Mr. Schenkel's ownership interest in Southern Foods Group for a total purchase price of approximately $100 million. Mr. Schenkel joined our Board of Directors upon the closing of the transaction. We received a 66.2% ownership interest in the venture in exchange for the contribution of all our domestic fluid dairy operations (excluding Morningstar and our Puerto Rican operations). The percentage ownership interests received by us and Dairy Farmers of



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     America, and the purchase price received by Mr. Schenkel, were determined by negotiations between the parties. The purchase price for Mr. Schenkel's interest was paid with borrowings under the approximately $1.6 billion credit facility obtained by the venture in connection with the transaction.

o On August 1, 2000, we entered into a five-year Aircraft Lease Agreement with Neptune Colorado, LLC, a limited liability company owned by Gregg Engles and Pete Schenkel. Pursuant to the lease agreement, we have agreed to lease an airplane from Neptune Colorado, for use primarily by our Dairy Group executives, at a rate of $1000 per hour for each hour of flight with a minimum of 40 flight hours per month. We also pay a nonrefundable equipment reserve charge equal to $83.10 per engine hour used during the term of the agreement. Reserve funds are used by the lessor for engine or propeller overhauls, removal or replacement during the term of the agreement. We are responsible for paying all taxes related to and insurance for the airplane, and for all regular maintenance costs of the airplane, as well as all operating costs, crew salaries, benefits, landing and customs fees, hangar and storage charges and any fines or penalties arising from our operation or use of the airplane. We believe that the terms of the Aircraft Lease Agreement are at least as favorable to us as could have been obtained in an arm's length transaction with an unaffiliated third party. We paid an aggregate amount of approximately $300,641 to Neptune Colorado, LLC during 2000 under the lease.

o In connection with our purchase of The Garelick Companies in July 1997, Mr. Bernon, a former owner of The Garelick Companies, received, in addition to certain cash consideration, 74,350 restricted shares of our common stock. The shares were placed in escrow, to be released over 5 years subject to the accomplishment of certain financial objectives. The first 14,870 shares were released to Mr. Bernon in 1998; 14,870 shares were released to him in 1999; and an additional 14,870 shares were released to him in October 2000. The price paid to Mr. Bernon for the business, and the terms and conditions of the restrictions on the restricted stock, were determined by negotiations between us and the former owners of The Garelick Companies.

o We lease the land for our Franklin, Massachusetts plant from a partnership in which Mr. Bernon owns a 13.45% minority interest. We believe that the terms of the lease agreement are at least as favorable to us as could have been obtained in an arm's length transaction with an unaffiliated third party. Our lease payments during 2000 totaled $634,248.



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o    Mr. Bernon's brother, Peter, is the Vice Chairman of the Board of Directors
     of Consolidated Container Company, LLC, in which we own a minority interest. Consolidated Container Company is our primary supplier of plastic bottles. Also, we entered into a one-year consulting agreement with Peter Bernon in June 1999 pursuant to which we engaged him as an independent business consultant for dairy acquisitions. Under the agreement, we agreed to pay Peter Bernon a fee equal to 1% of the purchase price of each acquisition during the term of the agreement or within 6 months thereafter, of a business located principally in Connecticut, Delaware, Maine, Maryland, Massachusetts, New Jersey, New Hampshire, New York, Pennsylvania, Rhode Island, Vermont or Virginia, which was introduced to us by Peter Bernon and with respect to which he provided consulting services. We paid Mr. Bernon $482,000 under this agreement during 2000 in connection with our transactions with The Stop & Shop Supermarket Company.

o Mr. Nevares retired as Chief Operating Officer of our Puerto Rico operations in March 1998. At that time we entered into a consulting agreement with him that terminated April 30, 2000. We paid Mr. Nevares a total of $60,000 during 2000 for his services under that agreement. We have also agreed to provide health insurance benefits for Mr. Nevares, at the same level provided to other Suiza Dairy (Puerto Rico) employees, for so long as he continues to serve as a member of our Board of Directors.



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HOW MUCH STOCK DO OUR EXECUTIVE OFFICERS AND DIRECTORS OWN?

On this page is information as of March 19, 2001 concerning

     o each stockholder known by us to beneficially own more than 5% of our outstanding common stock,

     o    each director and each executive officer, and

     o    all directors and executive officers as a group.

                                          NUMBER OF SHARES   PERCENT OF
BENEFICIAL OWNER                          OF COMMON STOCK     CLASS(1)
----------------                          ----------------   ----------
Bernon, Alan J.(2)                             479,136          1.6%
Calado, Miguel M.(3)                            40,899            *
Engles, Gregg. L.(4)                         1,849,828          6.1
Fromberg, Barry A.(5)                           65,581            *
Goolsby, Michelle P.(6)                         47,291            *
Graffunder, Herman "Bing"(7)                    57,376            *
Schenkel, Pete(8)                               61,652            *
Davis, Tom
Green, Stephen L.(9)                            37,766            *
Hardin, Jr., Joseph S.(10)                      26,553            *
Muse, John R.(11)                              190,989            *
Nevares, Hector M.(12)                         404,324          1.3%
Pender, P. Eugene(13)                           44,392            *
Turner, Jim L.(14)                              95,597            *
All executive officers and
     directors as a group
     (15) (14 persons)                       3,401,384         11.2%
Calamos Asset Management(16)                 2,247,039          7.4%
Capital Guardian Trust Co(17)                1,779,030          5.8%
John Hancock Life Insurance(18)              1,723,267          5.7%

*    Less than 1%

Notes to Beneficial Ownership Table:

     1. All percentages are based on 27,455,865 shares of common stock outstanding as of March 19, 2001, plus 2,955,773 shares subject to options exercisable within 60 days.

     2.   Includes 51,001 shares subject to options exercisable within 60 days.

     3.   Includes 38,667 shares subject to options exercisable within 60 days.

     4.   Includes 611,600 shares subject to options exercisable within 60 days.

     5.   Includes 58,334 shares subject to options exercisable within 60 days.

     6.   Includes 44,334 shares subject to options exercisable within 60 days.

     7.   Includes 53,668 shares subject to options exercisable within 60 days.

     8.   Includes 38,167 shares subject to options exercisable within 60 days.

     9.   Includes 30,000 shares subject to options exercisable within 60 days.

     10.  Includes 22,500 shares subject to options exercisable within 60 days.

     11. Includes 22,500 shares subject to options exercisable within 60 days and 9,450 shares owned by family members. Mr. Muse disclaims ownership of family-owned shares.

     12.  Includes 122,175 shares subject to options exercisable within 60 days.

     13. Includes 36,900 shares subject to options exercisable within 60 days and 3,400 shares owned indirectly through entities controlled by Mr. Pender. Mr Pender disclaims ownership of those indirectly owned shares.

     14.  Includes 43,750 shares subject to options exercisable within 60 days.

     15. Includes 1,173,596 shares subject to options exercisable within 60 days.

     16. As reported on Form 13G filed on February 14, 2001 by Calamos Asset Management, Inc., 1111 E. Warrenville Road, Naperville, Illinois 60563-1493.

     17. As reported on Form 13G filed on February 9, 2001 by Capital Guardian Trust Company, 11100 Santa Monica Boulevard, Los Angeles, California 90025.

     18. As reported on Form 13G filed on February 11, 2001 by John Hancock Life Insurance Company, 200 Clarendon Street, Boston, Massachusetts 02117.

--------------------------------------------------------------------------------
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
--------------------------------------------------------------------------------

HOW HAS OUR STOCK PERFORMED?

The following graph compares

     o the cumulative total return of our common stock since the date of our initial public offering on April 17, 1996, with

     o    the Standard & Poor's 500 Stock Index, and

     o    a peer group index of United States dairy products companies,

assuming a $100 investment on April 17, 1996. Points plotted are as of December 31 of each year. We have never paid dividends.

                                    [CHART]

                                             1996     1997     1998     1999     2000
                                             ----     ----     ----     ----     ----

Suiza Foods Corporation                      132.8    890.6    334.0    259.8    314.8
S&P 500 Stocks                               117.4    156.7    202.1    244.8    228.0
NYSE/AMEX/NASDAQ Stocks
  (SIC 2020 - 2029 US Comp) Dairy Products   112.4    194.9    170.9    159.4    188.8

--------------------------------------------------------------------------------
SUIZA FOODS CORPORATION AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

The Board of Directors of Suiza Foods Corporation hereby constitutes and establishes an audit committee with authority, responsibility and specific duties as described below. This Charter shall be reviewed, updated and approved annually by the Board of Directors.

COMPOSITION

The committee shall be comprised of three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgement, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. One of the members shall be appointed committee chairperson by the chairman of the Board of Directors. He or she shall be responsible for leadership of the committee, including preparation of the agenda, presiding over meetings, and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

AUTHORITY

The audit committee may be requested by the Board of Directors to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the committee. The committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

RESPONSIBILITY

The audit committee is to serve as a focal point for communication between noncommittee directors, the independent auditors, internal audit and Suiza Foods Corporation's management, as their duties relate to financial accounting, reporting and controls. The audit committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and its subsidiaries and other such duties as directed by the Board. The committee is to be the Board's principal agent in overseeing independence of the corporation's independent auditors, the integrity of management and the adequacy of disclosures to stockholders. However, the opportunity for the independent auditors to meet with the entire Board of Directors as needed is not to be restricted.

MEETINGS

The audit committee is to meet at least two times per year, and as many times as the committee deems necessary.

ATTENDANCE

Members of the audit committee should be present at all meetings. Two-thirds of the members of the audit committee must be present for the committee to conduct business. Directors who are not committee members will also be invited to regularly scheduled meetings. The audit committee may from time to time meet in executive sessions, with or without invitees. As necessary or desirable, the chairperson may request that members of management, the Chief Financial Officer and representatives of the independent auditors be present at meetings of the committee.

MINUTES

Minutes of each meeting are to be prepared and sent to the committee members and, upon request, the Suiza Foods Corporation directors who are not members of the committee. Copies are to be provided to the independent auditors and Chief Financial Officer.

SPECIFIC DUTIES

(1) Since the independent auditor for the Company is ultimately accountable to the Board and the audit committee, the audit committee will recommend to the Board the independent auditor to be selected or retained to audit the financial statements of the Company. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

(2) Inform the independent auditors and management that the independent accountants and the committee may communicate with each other at all times; and the committee chairperson may call a meeting whenever he or she deems it necessary.

(3) Review with the Company's management, independent auditors and the Chief Financial Officer, the Company's policies and procedures to reasonably ensure the quality and adequacy of internal accounting and financial reporting controls.

(4) Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Further, the committee is to make, or cause to be made, all necessary inquiries of management and the independent accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

(5) Review, prior to the annual audit, the scope and general extent of the independent auditor's audit examination, including their engagement letter. The auditor's fees are to be arranged with management and annually summarized for committee review. The committee's review should entail an understanding from the independent auditor of the factors considered by the auditor in determining the audit scope, including:

     o    Industry and business risk characteristics of the Company

     o    External reporting requirements

     o Materiality of the various segments of the Company's consolidated and nonconsolidated activities

     o    Quality of internal control structure

     o    Extent of involvement of internal audit in the audit examination

     o    Other areas to be covered during the audit engagement.

(6) Review with management the extent of nonaudit services provided by the independent auditors, in relation to the objectivity needed in the audit.

(7) Review with management and the independent auditors instances where management has obtained "second opinions" from other accountants.

(8) Review with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

(9) Review with management and the independent auditor, upon completion of their audit, financial results for the year prior to their release. This review is to encompass:

     o The Company's annual report, including the financial statements, and financial statement and supplemental disclosures required by generally accepted accounting principles

     o    Significant transactions not a normal part of the Company's operations

     o Changes, if any, during the year in the Company's accounting principles or their application as well as consideration of the quality of the Company's accounting principles.

     o    Review of estimates, reserves and accruals and judgemental areas

     o Review of audit adjustments proposed by the independent auditor, whether or not recorded.

     Based on this review, the committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

(10) Evaluate management's cooperation with the independent auditors during their audit examination, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs. Inquire of the independent auditors whether there have been any disagreements with management, which if not satisfactorily resolved would have caused them to modify their report on the Company's financial statements.

(11) Discuss with the independent auditors the quality of the Company's financial and accounting personnel, and any relevant recommendations, which the independent auditors may have identified during their audit (including those in their "letter of comments and recommendations"). Topics to be considered during this discussion include improving internal financial controls, the selection of accounting principles and management reporting systems. Review written responses of management to the "letter of comments and recommendations" from the independent auditors.

(12) Provide guidance and oversight to the internal audit activities of the Company, including reviewing the organization personnel, the audit plans, and the results of the internal audit activities.

(13) Report audit committee activities to the full Board and issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

(14) Recommend to the Board of Directors any appropriate extensions or changes in the duties of the committee.

                               [SUIZA FOODS LOGO]




                             Suiza Foods Corporation
                              2515 McKinney Avenue
                                   Suite 1200
                               Dallas, Texas 75201
                             Telephone: 214.303.3400
                             Facsimile: 214.303.3499
                               www.suizafoods.com

                                                                     [NYSE LOGO]

YOUR VOTE IS IMPORTANT

Please vote early even if you plan to attend the meeting. See page 5 for instructions on voting by mail, telephone or internet.

PROXY                                                                      PROXY

                            SUIZA FOODS CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Gregg L. Engles and Michelle P. Goolsby and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Suiza Foods Corporation held of record by the undersigned on March 19, 2001, at the annual meeting of stockholders to be held on Thursday, May 17, or any adjournment thereof.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


Dear Stockholder:

         On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote will be recorded as if you mailed in your proxy card.

         Thank you for you attention to these matters.

                                               Suiza Foods Corporation



5857 - SUIZA FOODS CORPORATION

                             SUIZA FOODS CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]



[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-3

1. ELECTION OF DIRECTORS -                           For  Withhold  For All  3. Proposal to ratify Deloitte    For  Against Abstain
   Nominees: 01-Alan J. Bernon, 02-Gregg L. Engles,  All    All     Except      & Touche LLP as independent    [ ]    [ ]     [ ]
   03-Joseph S. Hardin, Jr. and 04-P. Eugene Pender  [ ]    [ ]      [ ]        auditor.

-------------------------------------------------                            In their discretion the Proxies are authorized to
(Except Nominee(s) written above)                                            vote upon such other business as may properly come
                                                                             before the meeting.

2. Proposal to increase the number of shares         For  Against Abstain    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
   issuable under the 1997 Employee Stock Purchase   [ ]    [ ]     [ ]      THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
   Plan.                                                                     STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL
                                                                             BE VOTED FOR ITEMS 1 THROUGH 3.



                                                                             Dated:                                   , 2001
                                                                                   -----------------------------------
                                                                             Signature(s
                                                                                        ------------------------------------

                                                                             -----------------------------------------------
                                                                             Please sign exactly as your name or names appear
                                                                             above. For joint accounts, each owner should sign.
                                                                             When signing as executor, administrator, attorney,
                                                                             trustee or guardian, etc., please give your title.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


CONTROL NUMBER

--------------------------------------------------------------------------------
                               VOTE BY TELEPHONE
--------------------------------------------------------------------------------
                    It's fast, convenient, and your vote is
                       immediately confirmed and posted.

                        Just follow these 4 easy steps:

1. Read the accompanying Proxy Statement.

2. Call 1-888-215-9330 in the United States or Canada any time on a touch tone telephone.
   There is NO CHARGE to you for the call.

3. Enter your 6-digit Control Number located above.

4. Follow the simple recorded instructions. You will have two options:

OPTION 1: To vote as the Board of Directors recommends on all proposals:
          press 1. When asked, please confirm your vote by pressing 1.

OPTION 2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.


--------------------------------------------------------------------------------
                                VOTE BY INTERNET
--------------------------------------------------------------------------------
                    It's fast, convenient, and your vote is
                       immediately confirmed and posted.

                        Just follow these 4 easy steps:

1. Read the accompanying Proxy Statement.

2. Go to the following website: www.computershare.com/us/proxy

3. Enter the information requested on your computer screen including your 6-digit Control Number located above.

4. Follow the simple instructions on the screen.

                            YOUR VOTE IS IMPORTANT!
      DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET


5857 - SUIZA FOODS CORPORATION